Exhibit 99.1

 [LOGO]                                     FOR ADDITIONAL INFORMATION, CONTACT:
ARTISOFT                                                            Duncan Perry
                                                               617-354-0600 x201
                                                             dperry@artisoft.com

       ARTISOFT MAINTAINS NASDAQ SMALLCAP LISTING VIA TEMPORARY EXCEPTION

CAMBRIDGE, MA - MAY 27, 2003 - Artisoft(C), Inc. (Nasdaq: ASFT), developer of the first software-based phone system, today announced that its stock will continue to be listed on the Nasdaq SmallCap Market via a temporary exception from the minimum shareholders' equity continued listing requirement. The temporary exception was granted by the Nasdaq listing qualifications panel reviewing the Company's request for continued listing.

The Company was also informed by Nasdaq that it had regained compliance with the $1.00 minimum bid price requirement for continued listing on the Nasdaq SmallCap Market, following the Company's April 2003 reverse split of its common stock.

While Artisoft failed to meet the $2.5 million minimum shareholders' equity continued listing requirement as of March 31, 2003, the Company was granted a temporary exception from this standard. This exception will expire on June 24, 2003, but is subject to earlier expiration if Artisoft fails to satisfy conditions specified by the Nasdaq listing qualifications panel. The Company believes that it can meet these conditions, however, there can be no assurance that it will do so. In the event the Company is deemed to have met the terms of the exception, including compliance with all requirements for continued listing on the Nasdaq SmallCap Market, its common stock will continue to be listed on that market. If at some future date the Company's common stock ceases to be listed on the Nasdaq SmallCap Market, it may continue to be quoted in the OTC Bulletin Board. Effective with the open of business on May 28, 2003, for the duration of the exception the Company's Nasdaq symbol will be ASFTC.

ABOUT ARTISOFT
Artisoft, Inc. is a leading developer of open, standards-based telephone systems that bring together voice and data for more powerful and productive communications. Artisoft's TeleVantage delivers greater functionality, flexibility, and value than proprietary PBXs to a variety of customers, from small offices to large enterprise organizations with sophisticated call centers. Artisoft's innovative software products have consistently garnered industry recognition, winning more than 30 awards for technical excellence. The company distributes its products and services worldwide through a dedicated and growing channel of authorized resellers. For more information, please call 800-914-9985 or visit our website at http://www.artisoft.com.

                                      # # #

Forward-Looking Statements:
This press release contains forward-looking statements based on current expectations or beliefs, as well as a number of assumptions about future events, and these statements are subject to important facts and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The forward-looking statements in this release address the possible delisting of the Company's common stock from the Nasdaq SmallCap Market and related matters and the possible listing of the Company's common stock on the OTC-Bulletin Board. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: Artisoft may not satisfy the conditions specified by the Nasdaq listing qualifications panel to maintain its temporary exception from the minimum shareholders' equity requirement for continued listing on the Nasdaq SmallCap market; if Artisoft regains compliance with the minimum shareholders' equity continued listing requirement, it may not be able to maintain compliance with that or any other continued listing requirement; the Nasdaq listing qualifications panel may not approve the Company's request for continued listing on the Nasdaq SmallCap market for failure to meet the shareholders' equity continued listing requirement or for other reasons; if delisted from the Nasdaq SmallCap Market, the Company's common stock may not be eligible for listing on the OTC-Bulletin Board; additional financing may not be available to the Company on terms acceptable to the Company or at all; risks associated with the Company's strategic alliances; the impact of competitive products and pricing; product demand and market acceptance risks; the presence of competitors with greater financial resources; product development and commercialization risks; costs associated with integration and administration of acquired operations; capacity and supply constraints or difficulties; and other factors detailed in the Company's filings with the Securities and Exchange Commission, including its most recent filing on Form 10-Q. The Company cautions readers to consider carefully the foregoing factors and other such factors. Further, the Company's forward-looking statements speak only as of the date on which such statements are made. The Company disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

ARTISOFT AND TELEVANTAGE ARE REGISTERED TRADEMARKS OF ARTISOFT, INC. ALL OTHER COMPANY AND PRODUCT NAMES MENTIONED MAY BE TRADEMARKS OR REGISTERED TRADEMARKS OF THE RESPECTIVE COMPANIES WITH WHICH THEY ARE ASSOCIATED.